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                                  EXHIBIT 2.2.3

                     SECOND AMENDMENT TO PURCHASE AGREEMENT

          This SECOND AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made this 21st day of May, 1996, by and between CSX REALTY DEVELOPMENT CORPORATION, THE THREE RIVERS RAILWAY COMPANY, THE ATLANTIC LAND AND IMPROVEMENT COMPANY, WINSTON-SALEM SOUTHBOUND RAILWAY COMPANY, GAINESVILLE MIDLAND RAILROAD COMPANY, and RICHMOND, FREDERICKSBURG AND POTOMAC RAILWAY COMPANY (collectively, "Seller"), and RAILCOM, LTD. ("RailCom").

                              EXPLANATORY STATEMENT

          By this Amendment, Seller and RailCom wish to amend the Purchase Agreement dated January 23, 1996, between Seller and RailCom, as amended by the Amendment to Purchase Agreement dated March 29, 1996 (the "Purchase Agreement"), to modify the manner in which the sales price is to be paid and to make certain other modifications. All capitalized terms used in this Amendment shall have the meanings ascribed to them by the Purchase Agreement, except to the extent otherwise defined by this Amendment.

                               TERMS OF AMENDMENT

          NOW, THEREFORE, in consideration of the foregoing Explanatory Statement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, it is agreed as follows:

          1. Payment of Sales Price at Closing. Paragraph 3.1.2 of the Purchase Agreement is hereby amended to read as follows:

             3.1.2 At closing, and prior to the delivery by Seller of the closing documents referred to in Paragraph 2 hereof, RailCom shall (i) deliver to Seller an additional $500,000, plus any amount due from RailCom for closing costs and prorations, in cash (by wire transfer of immediately available funds to such account as is designated by Seller prior to closing), and (ii) execute and deliver to Seller's designee RailCom's promissory note due and payable in full on May 22, 1996, in substantially the form attached hereto as Exhibit 1 (the "RailCom Note") in the original principal amount equal to the Sales Price less the Deposit ($150,000) and less the $500,000 sum paid pursuant to clause (i) above, and (iii) execute or cause the execution of all documents required by Seller to secure the RailCom Note as follows:

             A. A Security Agreement in the form attached hereto as Exhibit 2, granting to Seller's designee a first security interest in all proceeds, contracts, rights, and certain other property of RailCom,

             B. A UCC-1 in the form attached hereto as Exhibit 3, perfecting the security interest described in Paragraph A above,

             C.  Pledge Agreements in the form attached hereto as Composite
                 Exhibit 4, granting Seller's designee a first, perfected security interest in all of the stock of RailCom, and Stock Transfers, made in association with the Pledge Agreements,

             D. An Unconditional Guaranty of Wilds L. Pierce in the form attached hereto as Exhibit 5, and

             E.  Such other documents required by Seller.

          2. Post-Closing Transfer by RailCom. Notwithstanding anything in the Purchase Agreement to the

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contrary, if (i) Seller and RailCom consummate the transaction contemplated by the Purchase Agreement, (ii) RailCom transfers all (but not less than all) of the Assets, and all other property and rights that Railcom has acquired from Seller pursuant to the Purchase Agreement, to any third party, (iii) the third party expressly assumes all of RailCom's outstanding obligations under the Purchase Agreement and the closing documents, by an instrument reasonably acceptable to Seller, (iv) RailCom remains fully liable for all of its obligations under the Purchase Agreement and the closing documents, and (v) the RailCom Note is paid in full, then all of Seller's representations and warranties made in the Purchase Agreement which survive closing and all other rights acquired by RailCom pursuant to the Purchase Agreement shall inure to the benefit of the transferee and shall be enforceable by the transferee directly against Seller. Furthermore, Seller may enforce all obligations of RailCom under the Purchase Agreement and the closing documents directly against such transferee.

          3. Liquidated Damages, Etc. If RailCom fails to pay the Railcom Note when due, RailCom shall immediately retransfer and reassign to Seller all of the Assets and all other property and rights that RailCom has acquired from Seller pursuant to the Purchase Agreement free and clear of any liens or claims, whatsoever, and Seller shall retain the Deposit already paid to Seller (in the amount of $150,000) and the $500,000 paid at closing (pursuant to Paragraph
3.1.2 of the Purchase Agreement) as liquidated damages.

          4. Amendment to Section 5.2.5. Paragraph 5.2.5 of the Purchase Agreement is hereby amended by the insertion of the following sentence to the end of the existing paragraph:

             Notwithstanding the above, the sales price for the first Seventy-Two Thousand Three Hundred Seventy-One Dollars ($72,371) of Annual Revenue generated by New Assets shall be multiplied by eight (8) times, rather than ten (10) times, to determine the New Assets Sales Price for such assets.



          5. Insertion to Closing Documents. To secure RailCom's obligation to repay the RailCom Note, the following paragraph shall be inserted in the Grant of Easement, Assignment of Management Agreement, and the Assignment of License Agreements at closing:

             This [Agreement] [Assignment] and the conveyance described herein is subject to a vendor's lien to secure RailCom's repayment of a promissory note from RailCom to CSX Realty Development Corporation (as designee for [Grantor] [CSX]) of even date herewith in the principal amount of $________ (the "Note"). Such vendor's lien shall remain in full force and effect until the Note is paid in full.

          6. Additional Expenses. RailCom shall pay in cash all costs of recording documents securing the RailCom Note, and within sixty (60) days after closing, all state taxes and expenses whatsoever related to the RailCom Note and the documents securing it, including Florida intangible tax, and all interest and penalties, if any. All such known costs shall be paid by RailCom at closing. This provision shall survive closing.

          7. Additional Amendments to Purchase Agreement. The parties hereby amend the Purchase Agreement as follows:

                 (a)   The Closing Date shall be May 21, 1996.

                 (b) All known costs required by RailCom to be paid at closing pursuant to Paragraph 11 of the Purchase Agreement shall be paid at closing. Since all of the costs required to be paid by RailCom at closing may not be known at closing, RailCom agrees that it shall pay all such other costs within sixty (60) days following closing, including all interest and penalties related thereto, if any. This provision shall survive closing.

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                 (c) RailCom represents and warrants that RailCom's debts do not exceed $250,000, that RailCom shall incur no additional debt (other than ordinary operating expenses) until the RailCom Note is paid in full, that RailCom shall not convey or encumber any of the Assets until the RailCom Note is paid in full, that RailCom is solvent, and that there is no matter pending or threatened against RailCom which could cause a lien to be filed against the assets of RailCom. This provision shall survive closing.

                 (d) RailCom agrees that until the RailCom Note is paid in full, RailCom shall not issue any additional stock, and that it shall take no action to dilute the interest of the stockholders of the Company. This provision shall survive closing.

          7a. Assignment Agreement. RailCom intends, after closing and concurrent with the repayment of the RailCom Note, to assign the Assets and the Purchase Agreement to Outdoor Systems, Inc. Seller agrees to the form of Assignment attached hereto as Exhibit 6, so long as all obligations of RailCom are performed.

          8. Ratification of Purchase Agreement. Except as expressly amended by this Amendment, the Purchase Agreement remains in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


                   CSX REALTY DEVELOPMENT CORPORATION, a Georgia corporation



                   By:           /S/ Patricia J. Aftoora
                      ------------------------------------------------
                             ______________, Vice President

                   THE THREE RIVERS RAILWAY COMPANY, a Pennsylvania corporation



                   By:           /S/ Patricia J. Aftoora
                      ------------------------------------------------
                             ______________, Vice President


                   THE ATLANTIC LAND AND IMPROVEMENT
                   COMPANY, a Virginia corporation



                   By:           /S/ Patricia J. Aftoora
                      ------------------------------------------------
                             ______________, Vice President



                   WINSTON-SALEM SOUTHBOUND RAILWAY COMPANY, a North Carolina corporation



                   By:           /S/ Patricia J. Aftoora
                      ------------------------------------------------
                             ______________, Vice President



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                   GAINESVILLE MIDLAND RAILROAD COMPANY, a Georgia corporation



                   By:           /S/ Patricia J. Aftoora
                      ------------------------------------------------
                             ______________, Vice President



                   RICHMOND, FREDERICKSBURG AND POTOMAC RAILWAY COMPANY, a Virginia and Delaware corporation



                   By:           /S/ Patricia J. Aftoora
                      ------------------------------------------------
                             ______________, Vice President


                   RAILCOM, LTD., a Georgia corporation



                   By:           /S/ Wilds L. Pierce
                      ------------------------------------------------
                        ______________, ________Vice President

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